Millennium Bankshares Announces Acquisition of Albemarle First Bank June 10, 2005

Forward Looking Information

Securities Law Matters

Opened April 1, 1999 $425 Million bank holding company with headquarters in Reston, VA Provides full array of banking, mortgage, and securities services through: 7 full service branch offices Mortgage banking Partnership with MetLife One of region's top SBA lenders, Preferred Lender Traded on NASDAQ - Symbol MBVA Millennium Corporate Profile Data as of 03/31/2005

Branch Banking 4 Northern Virginia with 3 additional planned 2 Richmond 1 Warrenton Lending Traditional Small Business Preferred SBA Lender New Retail Lending Department Business Segmentation Mortgage Lending Local offices Retail & Wholesale Subsidiary: Millennium Capital Other Services Brokerage Insurance MetLife Strategic Alliance

Millennium - Summary Financial Information (1) Includes Loans Held for Sale

2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 Net Income 202 183 175 211 379 635 784 685 Strong Loan and Deposit Growth 2000 2001 2002 2003 2004 1Q05 Loans 78.7 176.4 242.6 218.1 279.1 291.5 36.1% Standalone CAGR Millennium Gross Loans 2000 2001 2002 2003 2004 1Q05 Loans 71.343 188.567 258.509 272.113 280.833 318.808 Millennium Deposits 42.2% Standalone CAGR Millennium Net Income 100.9% Standalone CAGR CAGR- Compound Annual Growth Rate

Diluted Earnings Per Share (1) Secondary issuance conducted during 2Q 2004, which increased number of diluted shares by 5,126,381

Growing Our Virginia Community Bank Franchise Focus Investments in Virginia's Most Dynamic Markets Reston / Washington, DC / Warrenton - 5 branches; additional planned for 2005 Richmond - 2 branches Charlottesville - Acquired Albemarle First Bank, expect investment in expansion Add 1-3 branches annually in target markets Acquisition Strategy Preferred strategy for new market entrance Quality management with deep ties to community Maintain local management of customer relationship Centralize operations and corporate functions Earnings per share non-dilutive in 2005 / accretive in 2006

President & CEO - Thomas M. Boyd, Jr. Assets - $123,724 Loans - $93,646 Deposits - $101,419 Full Service Branches - 3 Date Established - December 28, 1998 Ticker - AFBK Inside Ownership - 16.66% Number of Shareholders - 1,459 Institutional Ownership - 3.99% Albemarle Corporate Profile Data as of 03/31/2005

Albemarle First Bank - Summary Financial Information (1) Includes Loans Held for Sale

Transaction Summary No more than 50% of the total consideration may be in the form of cash. AFBK shareholders may elect to receive Millennium common stock, cash, or a combination of common stock and cash for their Albemarle First common stock, subject to pro ration in the event the aggregate cash elections exceed the 50% maximum Cash component is fixed at $15.82 but value of stock component will fluctuate in the event that Millennium's average stock price is outside the collar described on page 13

Collar Description Termination Rights AFBK may terminate if MBVA average share price is below $6.54 and MBVA does not adjust exchange ratio to meet minimum value of $14.80 MBVA may terminate if MBVA average share price is above $8.87 and AFBK does not accept reduction in exchange ratio to meet $16.68 maximum value (1) Deal value assumes 100% exercise of warrants prior to closing

Millennium Bankshares board will be expanded to add two Albemarle board members Albemarle First's board of directors will stay in place as a local bank board, with 2 or more corporate executives added to ensure consistency with corporate goals Tom Boyd, current Albemarle President & CEO, received a three year contract to continue in his current role A. Preston Moore, Jr., current Albemarle Chief Lending Officer, received a three year contract to continue in his current role Closing is contingent upon Millennium's satisfaction with the resolution of the Albemarle First memorandum of understanding Other Deal Terms

Proforma Franchise - March 31, 2005 (1) (1) Excludes fair value adjustments. Assumes exchange ratio of 2.0707 with a mix of 50% stock and 50% cash. The actual consideration mix may differ depending on cash elections made by Albemarle First shareholders prior to closing. Cash portion is assumed to be funded from the sale of AFBK investment securities although the ultimate funding for the cash portion may be from other sources depending upon the amount of cash required and general market conditions at the time of closing.

Proforma Deposit Composition - March 31, 2005 Albemarle First Bank Millennium Bankshares Proforma Composition

Proforma Loan Composition - March 31, 2005 Albemarle First Bank Millennium Bankshares Proforma Composition

Millennium Bankshares Corp. Expansion into Charlottesville Area Albemarle First Bank (3 additional branches planned) Arlington Arlington Arlington Albemarle Greene Fairfax Loudon Prince William Fauquier Clarke Stafford Culpepper Henrico Chesterfield Charles City Prince George

Market Demographics Projected Median Household Income Growth 2004-2009 Projected Population Growth 2004-2009 Charlottesville, VA Richmond, VA Washington, DC-VA-MD United States Source: SNL Financial, Claritas

15% - 20% balance sheet growth near-term; 10%+ long-term growth potential Leading community bank in Charlottesville market with potential to increase market share Favorable demographics Higher legal lending limits due to acquisition Increased retention of originated business Repurchase of outstanding AFBK-originated loan participations Net Interest Margin expected to remain stable Core expenses should be flat to declining in near-term Additional efficiencies are expected to be captured as operations and corporate functions are consolidated after the merger NOL tax carryforwards of $4.2 Million Sale of AFBK Operations Center for estimated $1.2 Million Possible sale leaseback of existing AFBK branches Albemarle First Financial Drivers

Creates highly desirable Virginia community bank franchise Expands exposure to high growth Virginia MSAs New franchise has presence in three dynamic Virginia MSAs Charlottesville MSA Attributes(1) Projected population growth rate of 6.39% is 32% higher than the US average Affluent markets with average household income of $64,747 expected to increase 13.15% between 2004-2009 16.97% projected growth in households with income of $50,000+ Growing, low cost deposit base complements Millennium's funding requirements Current management team and board committed to delivering profitable growth as a part of new franchise Strategic Benefits (1) Source: SNL Financial, Claritas

Strong organic balance sheet and profitability growth Committed to building a high growth Virginia community banking franchise Invested in Virginia's fastest growing MSAs Plan to add 1 - 3 new branches annually Focus on acquisitions that are accretive to earnings Leadership with extensive experience in the Virginia markets Millennium Investment Value